UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2008

Able Energy, Inc.
(Exact name of registrant specified in charter)

Delaware	001-15035	22-3520840
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

198 Green Pond Road, Rockaway, NJ 07866
(Address of principal executive offices)  (Zip Code)

(973) 625-1012
Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On Monday, January 7, 2008, the Company, its Chief Executive Officer, Gregory D. Frost, and its Vice-President of Business Development, Frank Nocito, were served with a summons and complaint in a purported class action complaint filed in the United States District Court, District of New Jersey. This action, which seeks class certification, was brought by shareholders of CCI Group, Inc. (“CCIG”). The complaint relates to a Share Exchange Agreement (the “Share Exchange Agreement”), dated July 7, 2006, between All American Properties (f/k/a All American Plazas, Inc.) (“All American”) with CCIG, pursuant to which seventy percent (70%) of the outstanding and issued shares of CCIG were exchanged into 618,557 shares of the Company which were owned by All American of which 250,378 shares were to be distributed to the shareholders of CCIG and the balance of the shares were to be used to pay debts of CCIG.  Neither the Company nor Messrs. Frost or Nocito were parties to the Share Exchange Agreement. All American remains the largest shareholder of the Company. The Share Exchange Agreement was previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on July 7, 2006 as part of a disclosure of a loan by the Company to All American.

Each of the Company and Messrs. Frost and Nocito believes it/he has defenses against the alleged claims and intends to vigorously defend itself/himself against this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of January, 2008.

ABLE ENERGY, INC.

By:	/s/ Gregory D. Frost
Name:	Gregory D. Frost
Title:	Chief Executive Officer

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